UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

OP-TECH ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19761	91-1528142
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Adler Drive East Syracuse, NY	13057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 315-437-2065

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2013, OP-TECH Environmental Services, Inc. (the “Company”) entered into a financing arrangement (the “Financing Arrangement”) with Accord Financial, Inc. (the “Lender”). The Financing Arrangement consists of (1) a $1 million term loan (the “Term Loan”) evidenced by a promissory note, dated June 18, 2013, from the Company to the Lender (the “Promissory Note”), and (2) up to $5 million under an accounts receivable purchase and sale facility pursuant to a Master Purchase and Sale Agreement and Addendum to Master Purchase and Sale Agreement, both dated June 18, 2013, by and between the Company and Lender (collectively, the “Factoring Agreement”).

The Financing Arrangement enabled the Company to discharge and terminate its prior credit facilities with First Niagara Bank, N.A. (the “Prior Facilities”). As of March 31, 2013, outstanding debt under the Prior Facilities totaled approximately $6.8 million. Initial proceeds from the Financing Arrangement were primarily used to repay the debt outstanding under the Prior Facilities at a discounted payoff amount equal to 40% of the aggregate principal balance plus accrued and unpaid interest (approximately $2.7 million including interest). Additional amounts available under the Financing Arrangement may be used for general corporate and working capital purposes.

The Term Loan will mature on the earlier of (i) June 30, 2016 and (ii) the termination of the Factoring Agreement. The Factoring Agreement has a term of one year and is renewable from year to year thereafter unless terminated by either the Company or the Lender.

The Term Loan is payable in monthly principal installments of $27,777.78 each together with interest thereon at a floating rate equal to Branch Banking and Trust Company’s Prime Rate plus 12.75% per annum, accrued daily and calculated on the basis of a year of 360 days. Under the terms of the Factoring Agreement, the Lender may, at its sole discretion, purchase certain of the Company’s eligible accounts receivable. Upon any acquisition of an account receivable, the Lender will advance to the Company up to 80% of the face amount of the account receivable. In the event that receivable remains outstanding beyond 90 days of the advance, or, at the Lender’s option, 120 days, then the Company will be required to either repay the advance or replace such receivable with another eligible account receivable.

Each account receivable acquired by Lender will be subject to a discount rate of 0.88% of the face amount of each account receivable for 25 days and at the Lender’s option, such account receivable may be refactored for two 25-day periods at the discount rate of 0.88% per period, subject to prorating from the date of payment.

The Company has agreed to sell to the Lender a minimum of $3 million of accounts receivable per calendar quarter. However, the maximum amount funded by Lender at any one time may not exceed $5,000,000.

The Term Loan may be prepaid in whole or in part at any time without penalty. The Company may also voluntarily terminate the Factoring Agreement in whole at any time or for any reason upon 3 days’ written notice to the Lender (“Early Termination”). Upon any Early Termination by the Company or by the Lender upon the occurrence of an event of default as defined in the Factoring Agreement, the Company shall immediately pay the Lender a termination fee of $250,000 if terminated within 6 months of June 18, 2013, the effective date of the Factoring Agreement, or $150,000 if terminated thereafter. In connection with the Financing Arrangement, The Benchmark Company, LLC acted as a placement agent for the Company and earned a fee of $250,000.

The Financing Arrangement contains covenants that are customary for agreements of this type. These covenants include, among others: a limitation on the incurrence of additional indebtedness; and a limitation on mergers, acquisitions, investments and dividend payments.

The failure to satisfy covenants under the Financing Arrangement or the occurrence of other specified events that constitute an Event of Default could result in the termination of the Financing Arrangement and/or the acceleration of the repayment obligations of the Company. The Financing Arrangement contains provisions relating to Events of Default that are customary for agreements of this type.

The Company’s obligations under the Financing Arrangement are secured by a security interest in substantially all assets of the Company pursuant to the Factoring Agreement and a Security Agreement, dated June 18, 2013, by and between the Company and Lender (the “Security Agreement”).

The summary description of the Financing Arrangement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Purchase and Sale Agreement, the Addendum to Master Purchase and Sale Agreement, the Promissory Note and the Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 1.01 above with respect to the Prior Facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

10.1	Master Purchase and Sale Agreement, dated June 18, 2013, by and between OP-TECH Environmental Services, Inc., as the Company, and Accord Financial, Inc., as the Lender.

10.2	Addendum to Master Purchase and Sale Agreement, dated June 18, 2013, by and between OP-TECH Environmental Services, Inc., as the Company, and Accord Financial, Inc., as the Lender.

10.3	Promissory Note, dated June 18, 2013, from OP-TECH Environmental Services, Inc. to Accord Financial, Inc.

10.4 Security Agreement, dated June 18, 2013, by and between the Company and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OP-TECH ENVIRONMENTAL SERVICES, INC.

/s/ Charles Morgan

Charles Morgan, Chief Executive Officer

Date: June 21, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Master Purchase and Sale Agreement, dated June 18, 2013, by and between OP-TECH Environmental Services, Inc., as the Company, and Accord Financial, Inc., as the Lender.
10.2	Addendum to Master Purchase and Sale Agreement, dated June 18, 2013, by and between OP-TECH Environmental Services, Inc., as the Company, and Accord Financial, Inc., as the Lender.
10.3	Promissory Note, dated June 18, 2013, from OP-TECH Environmental Services, Inc. to Accord Financial, Inc.
10.4	Security Agreement, dated June 18, 2013, by and between the Company and Lender.